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Exhibit 4.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this amendment to the Registration Statement on Form F-80 of our report dated March 28, 2011, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited, and our report dated March 28, 2011, with respect to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports appear in the December 31, 2010 Annual Report on Form 20-F of Agnico-Eagle Mines Limited, filed with the Securities and Exchange Commission.

Toronto, Canada October 21, 2011	(Signed) Ernst & Young LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 4.4
Consent of Independent Registered Public Accounting Firm